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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Prospectus Supplement of Dynegy Inc. of our report dated February 28, 2000 relating to the financial statements of Illinova Corporation, which appears in the Current Report on Form 8-K of Dynegy Inc. dated March 17, 2000. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri
April 17, 2000